                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            Date of Report: March 15, 1999

                   AmeriCredit Automobile Receivables Trust 1997-D
                (Exact Name of Registrant as specified in its charter)



        United States                 333-36365                88-0359494
        -------------                 ---------                ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                              c/o AmeriCredit Financial
                                    Services, Inc.
                             Attention:  Daniel E. Berce
                                  200 Bailey Avenue
                                Fort Worth, TX  76107
                                (Address of Principal
                                  Executive Office)

                                    (817) 332-7000
                              Registrant's phone number
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Item 5.        Other Events

          Information relating to distributions to Noteholders for the February, 1999 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes and the Class A-3 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of November 11, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Harris Trust and Savings Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

          Exhibit No.         Exhibit
          -----------         -------
             99.1             Preliminary Servicer's Certificate and Servicer's
                              Certificate for the February, 1999 Collection
                              Period relating to the Notes issued by the
                              Registrant pursuant to the Agreement.
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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-D

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



March 15, 1999
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                                    EXHIBIT INDEX


Exhibit
-------

99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the February, 1999 Collection Period relating to the Notes issued by the Registrant.